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Exhibit 21.1

Arcair Stoody Europe S.A. (Belgium) Europa Building Chorley North Industrial Park Drumhead Road Chorley Lancashire PR6 7BX England
BBM S.r.l. (Italy)
C&G Systems Holding, Inc. 16052 Swingley Ridge Rd, Suite 300 St. Louis, MO 63017
C&G Systems, Inc. 1401 Glenlake Itaska, IL 60143
Canadian Cylinder Company 2220 Wyecroft Road Oakville, Ontario Canada L6L 5V6
Comet Property Holdings Inc. Accra Bldg. 122 Gamboa Street Lagaspi Village Makati City, Philippines
Cigweld Pty Ltd. 73 Gower Street Preston Victoria, 3072 Australia
Commercialization Metal Service Ltda Piloto Lazo #90 Cerillos Santiago, Chile
Comweld Malaysia SDN. BHD. Lot 151, Rawang Integrated Industrial Park Jalan Batu Arang 48000 Rawang Selangor Darul Ehsan West Malaysia
Comweld (Philippines) Inc. 73 Gower Street Preston Victoria 3072 Australia
Duxtech Pty Ltd. 73 Gower Street Preston Victoria 3072 Australia
GENSET SpA Thermadyne Italia S.P.A. fka PALCO, Italia S.P.A. Via Stazione 5 Villanova d'Ardenghi Pavia 27030 Italy
Maxweld & Braze Pty. Ltd. Luton Road and Bristol Street Benoni Industrial Sites Benoni, South Africa 1501
MECO Holding Company 16052 Swingley Ridge Rd, Suite 300 St. Louis, MO 63017
O.C.I.M. S.r.l. Via Benaco, 3 S. Giuliano Milanese (MI) Milan, Italy 20098
Palco Trading Company P.O. Box 34 - 35 Dubal, UAE
Philippine Welding Equipment, Inc. Ground Floor, PWE Bldg. North Road Jagobiao Mandaue City Cebu, Philippines
Pro Tip Corporation 16052 Swingley Ridge Rd, Suite 300 St. Louis, MO 63017
PT Comweld Indonesia Kawasan Industri Jababeka JI Jababeka VI Block P No. 3 Cikarang, Bekasi 17550 Indonesia
PT Thermadyne Utama Indonesia Kawasan Industri Jababeka JI Jababeka VI Block P No. 3 Cikarang, Bekasi 17550 Indonesia
Quetack Pty Ltd. Trustee 73 Gower Street Preston Victoria 3072 Australia
Quetala Pty Ltd. Unit Holder 73 Gower Street Preston Victoria 3072 Australia
Quetala Unit Trust 73 Gower Street Preston Victoria 3072 Australia
Solduras Soltec Ltda Piloto Lazo #90 Cerrillos Santiago 7278654 Chile

Stoody Company 5557 Nashville Road Bowling Green, KY 42101
Tec.Mo. S.r.l. Via Rio Fabbiani, 8 40067 Rastignano Bologna, Italy
Tec. Mo. Control S.r.l. Via Rio Fabbiani, 8 40067 Rastignano Bologna, Italy
Thermadyne Asia/Pacific PTE Ltd. UE Tech Park #02-03 8 Pandane Crescent Singapore 128464
Thermadyne Asia SDN BHD (Malaysia) Lot 151, Rawang Integrated Industrial Park Jalan Batu Arang 48000 Rawang Selangor Darul Ehsan West Malaysia
Thermadyne Australia Pty Ltd. 73 Gower Street Preston Victoria 3072 Australia
Thermadyne Brazil Holdings, Ltd. 16052 Swingley Ridge Rd, Suite 300 St. Louis, MO 63017
Thermadyne Chile Holdings, Ltd. 16052 Swingley Ridge Rd, Suite 300 St. Louis, MO 63017
Thermadyne Cylinder Co. 16052 Swingley Ridge Rd, Suite 300 St. Louis, MO 63017
Thermadyne de Mexico S.A. de C.V. Francisco del Paso y Troncoso 869 Col Los Reyes Mexico City, Mexico 08620
Thermadyne do Brasil Ltda Rau Marechal Deodro 597 Vila Paulo Apto 121 Sao Caetano Do Suls 09541300
Thermadyne Foreign Sales Corporation (Barbados) c/o Price Waterhouse Corporate Services Price Waterhouse Centre Collymore Road, St. Michael, Barbados
Thermadyne Holdings Corporation 16052 Swingley Ridge Rd, Suite 300 St. Louis, MO 63017
Thermadyne Hong Kong Limited 3rd Floor Block G Marigold Garden 12-14 Marigold Road Kowloon Hong Kong
Thermadyne Industries, Inc. 16052 Swingley Ridge Rd, Suite 300 St. Louis, MO 63017
Thermadyne Industries Ltd (UK) Europa Building 3 Chorley North Industrial Park Chorley Lancashire PR6 7BX England
Thermadyne International Corp. 2070 Wyecroft Road Oakville, Ontario Canada L6L 5V6
Thermadyne Italia SRL Via Gb Stucchi 66120A Monza, Italy 20052
Thermadyne Japan Ltd. 4-3-18-201 Zuiko Higashi Yodogawa-Ka Osaka, Japan 533-0005
Thermadyne Korea, Ltd. Lot 151, Rawang Integrated Industrial Park Jalan Batu Arang 48000 Rawang Selangor Darul Ehsan Malaysia
Thermadyne Receivables, Inc. 16052 Swingley Ridge Rd, Suite 300 St. Louis, MO 63017
Thermadyne South Africa (Pty) Ltd. Dba Unique Welding Alloys Cason Road & Third Avenue Boksburg North South Africa 1460
Thermadyne South America Holdings, Ltd. E&Y Corporate Services Ltd. One Capital Place PO Box 1034 George Town Grand Cayman Cayman Island

Thermadyne (Thailand) Co. Ltd. Piansri Wattana Bldg. 29/9 Moo 14 Banga-Trad Road Rm 6 Bangkaew Bangplee Samutprakarn Thailand 10540
Thermadyne Victor Ltda Avenida Brazil 13629 Rio de Janeiro RJ 21012 - 351 Brazil
Thermadyne Welding Products Canada, Ltd. 2070 Wyecroft Road Oakville, Ontario Canada L6L 5V6
Thermal Arc, Inc. 2200 Corporate Drive Troy, OH 45373
Thermal Arc Philippines Inc. Ground Floor, PWE Building North Road, Jagobiao Mandaue City 6014 Cebu Philippines
Thermal Dynamics Corporation Industrial Part #2 West Lebanon, NH 03784
Thermal Dynamics Europe, S.r.l. Via Rio Fabbiani, 8 40067 Rastignano Bologna, Italy
Tweco de Mexico SA de C.V. Jesus Siqueiros 652 Col. Alvaro Obregon Hermosillo Sonora, Mexico 83170
TWECO Products, Inc. 4200 West Harry Wichita, KS 67209
Victor Equipment Company 2800 Old Airport Road Denton, TX 76205
Victor Equipment de Mexico, S.A. de C.V. Jesus Siqueiros #652 Colonia Alvaro Obregon Hermosillo, Sonora, Mexico, 83170

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  Exhibit 21.1